Exhibit 77(q)(1)

(b) The text of the changes with respect to investments for the Pilgrim Emerging Countries Fund Pilgrim International Core Growth, and Pilgrim Worldwide Growth Fund appear in a supplement filed on February 2, 2001, to the International Funds Prospectus, dated November 1, 2000, and is incorporated herein by reference.

(e)(1) Form of Investment Management Agreement between Registrant, on behalf of the Funds, and ING Pilgrim Investments, Inc. (the "Manager") - filed as an exhibit to Post-Effective Amendment No. 81 to the Registrant's Form N-1A
Registration   Statement  on  December  22,  2000  and  incorporated  herein  by reference.

(e)(2) Form of Sub-Advisory Agreement between the Registrant, on behalf of Pilgrim International SmallCap Growth, the Manager, and Nicholas-Applegate Capital Management - filed as an exhibit to Post-Effective Amendment No. 82 to the Registrant's Form N-1A Registration Statement on March 1, 2001 and incorporated herein by reference.

(g)(2) Form of Agreement and Plan of Reorganization between ING Funds Trust , on behalf of ING Emerging Markets Equity Fund, and Pilgrim Mutual Funds, on behalf of Emerging Countries, is incorporated by reference to the Registration Statement on Form N-14 as filed on December 20, 2000.

(g)(2) Form of Agreement and Plan of Reorganization between Pilgrim Worldwide Emerging Markets Fund and the Registrant, on behalf of Emerging Countries, is incorporated by reference to the Registration Statement on Form N-14 as filed on December 4, 2000.

(g)(3) Form of Agreement and Plan of Reorganization between Pilgrim Mayflower Trust, on behalf of Pilgrim Emerging Markets Value Fund, and the Registrant, on behalf of Emerging Countries, is incorporated by reference to the Registration Statement on Form N-14 as filed on December 4, 2000.

(g)(4) Form of Agreement and Plan of Reorganization between Pilgrim Global Corporate Leaders Fund and the Registrant, on behalf of Worldwide Growth, is incorporated by reference to the Registration Statement on Form N-14 as filed on November 29, 2000.

(g)(5) Form of Agreement and Plan of Reorganization between ING Funds Trust, on behalf of ING Global Brand Names Fund, and the Registrant, on behalf of Worldwide Growth, is incorporated by reference to the Registration Statement on Form N-14 as filed on December 18, 2000.